Exhibit 10.13

EXECUTION VERSION

AMENDED AND RESTATED EMPLOYMENT TRANSITION AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT TRANSITION AGREEMENT (the “Agreement”) is entered into by and among Simone Nardi (“Executive”), and FuboTV, Inc. (the “Company”), effective as of December 31, 2021 (the “Amendment Effective Date”).

WHEREAS, the Company and Executive previously entered into that certain Employment Transition Agreement (the “Prior Transition Agreement”) dated June 27, 2021 (the “Original Effective Date”), pursuant to which the Company agreed to continue to employ Executive, and Executive desired to continue employment with the Company, through December 31, 2021 (or such earlier date on which Executive’s employment with the Company terminates for any reason);

WHEREAS, the Company and Executive desire to amend and restate the Prior Transition Agreement in its entirety to extend the term of Executive’s employment with the Company through February 28, 2022 (or such earlier date on which Executive’s employment with the Company terminates for any reason) (such date, the “Transition Date”), on the terms and conditions set forth in this Agreement (the period commencing on the Original Effective Date of this Agreement and ending on the Transition Date, the “Employment Period”).

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. Employment Period.

(a) Transition Date and Employment Period. The Executive shall continue in his current role as Chief Financial Officer until (i) the Transition Date or (ii) if earlier, the date on which the Executive’s successor as Chief Financial Officer commences employment with the Company (whichever is earlier, the “Role Conversion Date”). During the period commencing on the Original Effective Date and ending on the Role Conversion Date, Executive shall continue to be employed by the Company as the Chief Financial Officer on the terms set forth in this Agreement. During the period commencing on the Role Conversion Date and ending on the Transition Date, if any, Executive shall continue to be employed by the Company as a Special Advisor on the terms set forth in this Agreement.

(b) Duties and Responsibilities.

(i) During the Employment Period, (A) subject to Section 1(b)(ii) below, Executive will continue to perform his duties as Chief Financial Officer of the Company, consistent with past practices, unless otherwise requested by the Chief Executive Officer or the Board of Directors of the Company (the “Board”), (B) use his reasonable best efforts to advance the interests of the Company and facilitate the successful transition of his responsibilities to the individual who succeeds him as Chief Financial Officer in whatever reasonable capacity may be requested by the Chief Executive Officer or the Board, consistent with his position as Chief Financial Officer or his position as Special Advisor (as defined in Section 1(b)(ii) below), as the case may be, and (C) communicate a mutually agreed upon message regarding the transition consistent with the Board’s direction to key employees, investors, analysts, customers, suppliers, and other relevant third parties. Executive shall be subject to and comply with the policies and procedures generally applicable to employees of the Company to the extent the same are not inconsistent with any term of this Agreement.

(ii) In the event Executive’s successor as Chief Financial Officer of the Company commences employment with the Company during the Employment Period and prior to the Transition Date, then, as of such Role Conversion Date, Executive shall automatically cease to serve as Chief Financial Officer of the Company and, during the period beginning on the Role Conversion Date and ending on the Transition Date, Executive shall serve as an employee advisor to the Company with the title of “Special Advisor”. During the period in which Executive serves as Special Advisor, the salary and benefits Executive is eligible to receive will be identical to those he was receiving as Chief Financial Officer immediately prior to the Role Conversion Date pursuant to Section 1(d) shall continue in effect until the Transition Date.

(c) Exclusive Services. During the Employment Period, Executive shall serve and will perform such duties as are customarily associated with his position, as defined in Section 1(b). Executive agrees to devote his full working time and attention to the business affairs of the Company during the Employment Period and will not, during such Employment Period engage in other business endeavors. Notwithstanding this provision regarding Exclusive Services, the Executive will at all times during and after the term of this Agreement be permitted to serve on a Board of Directors of another private or public company or organization and the Executive shall not be prevented from exploring other employment and business opportunities so long as it does not present an immediate conflict of interest in his then-current role for the Company.

(d) Compensation During Employment Period. As compensation for the services to be rendered by Executive to the Company during the Employment Period, Executive shall be paid the compensation and benefits:

(i) Base Salary. For the entire Employment Period commencing on the Original Effective Date and ending on the Transition Date, the Company shall continue to pay to Executive his base salary of $430,000 per year payable in accordance with the Company’s usual pay practices (and in any event no less frequently than monthly).

(ii) Annual Bonus. Provided Executive has not voluntarily resigned his employment on or prior to the Amendment Effective Date, Executive shall be entitled to an annual bonus for 2021 determined based on the achievement of the performance objectives of the Company as established for 2021 by the Compensation Committee of the Board and the Chief Executive Officer, which annual bonus shall not be less than $235,000 and shall be determined following the end of 2021 by the Compensation Committee based on the Company’s performance for such year, paid to the Executive in a lump sum on the date annual bonuses are paid to the Company’s employees generally, but in no event later than March 15, 2022. For the avoidance of doubt, the Executive shall be entitled to such 2021 bonus regardless of when the Transition Date occurs and regardless of whether or not the Executive is employed by the Company on the date that such bonuses are paid. Executive shall not be eligible to participate in the Company’s annual bonus program for 2022.

(iii) One-Time Payment. Provided Executive has not voluntarily resigned his employment on or prior to the Amendment Effective Date, Executive shall be entitled to a one-time payment in the amount of $215,000, paid to the Executive in a lump sum prior to January 15, 2022.

(iv) Benefits. Subject to Section 3(a)(iii) below, Executive shall be entitled to participate in benefits under the Company’s benefit plans and arrangements, including, without limitation, any employee benefit plan or arrangement made available in the future by the Company to its executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. The Company shall have the right to amend or delete any such benefit plan or arrangement made available by the Company to its executives and not otherwise specifically provided for herein.

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(v) Expenses. The Company shall reimburse Executive for reasonable out-of-pocket business expenses incurred in connection with the performance of his duties hereunder, subject to such policies as the Company may from time to time establish, and Executive furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures.

(vi) Vacation or Paid Time Off. Executive shall be entitled to such periods of vacation or paid time off (“PTO”) each year as provided from time to time under the Company’s vacation or PTO policy and as otherwise provided for similarly-situated executive employees.

(vii) Equity Awards. During the Employment Period, all of Executive’s unvested equity awards previously granted by the Company shall continue to vest and be administered in accordance with the terms of the (i) Stock Option Grant dated June 8, 2020 (the “Award Agreement”) and (ii) the FaceBank Group, Inc. 2020 Equity Incentive Plan (the “Equity Plan”). On January 1, 2022, provided Executive has not voluntarily resigned his employment on or prior to the Amendment Effective Date, 106,250 of Executive’s outstanding unvested stock options granted pursuant to the Award Agreement shall vest effective as of January 1, 2022, and 17,709 of the remaining outstanding unvested stock options shall continue to vest each month in monthly installments thereafter during the Employment Period. Upon the Transition Date, except as provided in Section 3(a)(iii) below, Executive’s outstanding equity awards will cease vesting and any unvested equity awards shall terminate.

(viii) Legal Fees. The Company shall reimburse Executive up to $5,000 for legal fees incurred in connection with the review of this Agreement, which reimbursement shall be made within thirty (30) days following receipt by the Company of evidence satisfactory to the Company substantiating such fees.

(e) At-Will Employment; Termination. The Company and Executive acknowledge that Executive’s employment is and shall continue to be at-will, as defined under applicable law, and that Executive’s employment with the Company may be terminated by either party at any time for any or no reason, with or without notice. If Executive’s employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in this Agreement. Executive’s employment under this Agreement shall be terminated immediately on the death of Executive.

2. Transition Date Matters.

(a) Compensation Through Transition Date. On the Transition Date, the Company will issue to Executive his final paycheck, reflecting (i) his earned but unpaid base salary through the Transition Date, and (ii) all accrued, unused vacation pay or PTO due Executive through the Transition Date. In addition, as a result of his termination on the Transition Date, Executive shall be entitled to receive all benefits, including continuation and conversion rights, provided upon termination of employment under the Company’s employee benefit plans and policies in accordance with the terms of such plans and policies or Section 1(d) of this Agreement. The amounts described in this Section 2(a) and Section 2(b) below are referred to as the “Accrued Obligations.”

(b) Expense Reimbursements. The Company, within thirty (30) days after the Transition Date, will reimburse Executive for any and all reasonable and necessary business expenses incurred by Executive in connection with the performance of his job duties, prior to the Transition Date, which expenses shall be submitted to the Company with supporting receipts and/or documentation no later than one month following the Transition Date.

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(c) Benefits.

(i) Except as provided in clause (ii) below, Executive’s entitlement to health benefits from the Company, and eligibility to participate in the Company’s health benefit plans, shall cease on the last day of the calendar month during which the Transition Date occurs, except to the extent Executive elects to and is eligible to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for himself and any covered dependents. Executive’s entitlement to other health and welfare benefits from the Company, and eligibility to participate in such benefit plans and programs, shall cease on the Transition Date.

(ii) Provided Executive has not voluntarily resigned his employment on or prior to the Amendment Effective Date, for the period beginning on the Transition Date and ending on the date that is six (6) months following the Transition Date (or, if earlier, the date on which the applicable continuation period under COBRA expires) (the “COBRA Coverage Period”), if Executive and/or his eligible dependents who were covered under the Company’s health insurance plans as of the Transition Date elect to have COBRA coverage and are eligible for such coverage, the Company shall pay directly to the applicable plan administrator an amount equal to the full monthly premium Executive and/or his covered dependents, as applicable, are required to pay for continuation coverage pursuant to COBRA for Executive and/or his eligible dependents, as applicable, who were covered under the Company’s health plans as of the Transition Date (calculated by reference to the premium as of the Transition Date). If any of the Company’s health benefits are self-funded as of the Transition Date, or if the Company cannot provide the foregoing benefits in a manner that is exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or that is otherwise compliant with applicable law (including, without limitation, Section 2716 of the Public Health Service Act), instead of providing the payments or reimbursements as set forth above, the Company shall instead pay to Executive the foregoing monthly amount as a taxable monthly payment for the foregoing COBRA Coverage Period (or any remaining portion thereof). Executive shall be solely responsible for the election of continuation coverage under COBRA and any other administrative matters relating to continuation of coverage pursuant to COBRA, other than the payment of premiums. Executive shall notify the Company immediately if Executive becomes eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self-employment.

(d) Resignations. Executive hereby agrees that, on the Role Conversion Date, he shall automatically cease to be an officer of the Company or any of its subsidiaries. Executive acknowledges and agrees that, on the Role Conversion Date, he will resign his role as Chief Financial Officer of the Company and simultaneously accept employment with the Company in the role of Special Advisor. On the Role Conversion Date (or such earlier date as requested by the Board), Executive will also resign as an officer, director or member of any committees he may hold at the Company and its subsidiaries. On the Transition Date, Executive hereby agrees that he shall automatically cease to be an employee of the Company or any of its subsidiaries. Executive shall execute any additional documentation necessary to effectuate the foregoing resignations. For the avoidance of doubt, to the extent the Role Conversion Date occurs prior to the Transition Date, the Executive’s salary, other compensation and benefits shall remain unchanged when he assumes the role of Special Advisor on the Role Conversion Date until the Transition Date.

(e) The Company, its officers and executives shall not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any other action which disparages the Executive.

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3. Termination Benefits.

(a) In the event the Transition Date occurs as a result of (i) the expiration of the Employment Period on February 28, 2022, or (ii) any earlier termination of the Employment Period on or after January 1, 2022 for any reason (other than Executive’s voluntary resignation), subject to the occurrence of the Release Effective Date (as defined below) and Executive’s compliance with Section 5, including Section 5(b) regarding the return of Company property, in addition to the Accrued Obligations, the Company agrees to provide Executive with the following which Executive is not otherwise entitled (the “Termination Benefits”):

(i) An amount in cash equal to the sum of (x) One Hundred Seven Thousand Five Hundred Dollars and Zero Cents ($107,500.00), which is equal to three (3) months’ base salary, plus (y) in the event the Transition Date occurs on or after January 1, 2022 but prior to February 28, 2022, an amount equal to the base salary Executive would have earned for the remaining number of days between the Transition Date and February 28, 2022 (the “Severance Payment”). The Severance Payment shall be paid in a lump sum within ten (10) days following the Release Effective Date;

(ii) The Cobra Coverage Period described in Section 2(c)(ii) shall be extended through November 30, 2022 (or, if earlier, the date on which the applicable continuation period under COBRA expires) on the terms set forth in such section; and

(iii) (A) Such number of Executive’s outstanding unvested stock options granted pursuant to the Award Agreement as is equal to (1) 53,125, plus (2) in the event the Transition Date occurs on or after January 1, 2022 but prior to February 28, 2022, such number of outstanding unvested stock options as would have vested during the period between the Transition Date and February 28, 2022 shall vest as of the Release Effective Date, and (B) notwithstanding (x) the “Termination Period” specified in the Award Agreement and (y) Section 6(f)(ii) of the Equity Plan, all of Executive’s vested stock options granted pursuant to the Award Agreement (including after giving effect to the acceleration in this clause (iii)) will be exercisable until February 28, 2023 and shall, pursuant to Section 5 of the Award Agreement, be exercisable, at Executive’s election, through cash, check, or a broker-assisted cashless exercise program. The Company represents that, effective as of the Transition Date, Executive shall cease to be covered by the Company’s insider trading policy and shall cease to be treated as an affiliate of the issuer when determining the application of securities law restrictions to Executive’s stock options or other equity in the Company. In addition, the Company agrees to use its reasonable best efforts to assist Executive in terminating his Rule 10b5-1 plans as soon as possible following the Transition Date and not later than March 31, 2022.

(b) Release. As a condition to Executive’s receipt of the Termination Benefits, Executive shall execute and not revoke a general release of all claims in favor of the Company (the “Release”) in the form attached hereto as Exhibit A. The date on which Executive’s Release becomes effective in accordance with its terms is referred to as the “Release Effective Date.” In the event Executive’s Release does not become effective within the thirty (30)-day period following the Transition Date, Executive shall not be entitled to the aforesaid Termination Benefits. The Termination Benefits set forth above represent full satisfaction of the Company’s severance obligations to Executive.

(c) Exclusive Remedy; No Mitigation. The Termination Benefits shall be the exclusive termination benefits to which Executive is entitled, unless Executive has breached the provisions of this Agreement, in which case Section 5(d) shall apply. Executive understands that Executive will not be entitled to the Termination Benefits under this Agreement if the Release Effective Date does not occur on or before the date that is thirty (30) days following the Transition Date. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment. In the event of the termination of Executive’s employment prior to February 28, 2022 as a result of Executive’s voluntary resignation for any reason, Executive shall not be entitled to any of the Termination Benefits and Executive’s sole remedy shall be to receive the Accrued Obligations.

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4. Warranty. Executive acknowledges that the compensation set forth in Section 2 above to be paid to him as provided therein and the Termination Benefits set forth in Section 3 above to be paid under the circumstances set forth therein represent all wages, accrued but unused vacation pay or paid time off, and other compensation or benefits due to him as a result of his employment with and termination from the Company.

5. Confirmation of Continuing Obligations.

(a) Restrictive Covenants. In consideration of the obligations of the Company hereunder, Executive agrees that Executive shall not: (i) during the Employment Period and for a period of three (3) months following the Role Conversion Date, directly or indirectly become an employee, director, consultant or advisor of, or otherwise affiliated with, any entity which provides, in whole or in part, the same services and/or products offered by the Company and is a direct competitor of the Company as of the Role Conversion Date (each, a “Competing Business”) (unless the Competing Business constitutes less than fifty percent (50%) of the total revenues by such entity in the United States during the fiscal year of the Company immediately preceding the year of such termination), (ii) during the Employment Period and for a period of twelve (12) months following the Transition Date, directly or indirectly solicit or encourage the solicitation of any person who was an employee of the Company at any time on or after the date of such termination (unless more than six months shall have elapsed between the last day of such person’s employment by the Company and the first date of such solicitation or hiring); (iii) during the Employment Period or at any time after the Transition Date, make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any other action which disparages the Company or its officers, directors, businesses or reputations; or (iv) during the Employment Period or at any time after the Transition Date, without the written consent of the Board, disclose to any person other than as required by law or court order, any confidential information obtained by Executive while in the employ of the Company, provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Executive) or any specific information or type of information generally not considered confidential by persons engaged in the same business as the Company, or information disclosed by the Company by any member of the Board or by any other officer thereof to a third party without restrictions on the disclosure of such information.

(b) Return of Property. On the Transition Date, Executive agrees to return all documents belonging to the Company in Executive’s possession, including, but not limited to, contracts, agreements, licenses, business plans, equipment, software, software programs, products, work-in- progress, source code, object code, computer disks, books, notes and all copies thereof, whether in written, electronic or other form; provided that Executive may retain copies of Executive’s rolodex. In addition, if specifically requested to do so by the Company, Executive shall certify to the Company in writing as of the Transition Date that none of the assets or business records belonging to the Company are in Executive’s possession, remain under Executive’s control, or have been transferred to any third person without the Company’s approval or authorization. Executive’s compliance with this Section 5(b) shall be a condition to his receipt of the Termination Benefits.

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(c) Post-Termination Assistance. Executive agrees to fully cooperate in all matters relating to the winding up or completion of pending work on behalf of the Company and the orderly transfer of work to other employees of the Company following the Transition Date. Executive further agrees that Executive will provide such information and assistance to the Company as may reasonably be requested by the Company in connection with any audit, governmental investigation, litigation, or other dispute in which the Company is or may become a party and as to which Executive has knowledge; provided, however, that the Company agrees to reimburse Executive for any related out-of-pocket expenses, including travel expenses.

(d) Enforcement. The receipt of the Termination Benefits shall be subject to Executive not violating the provisions of this Agreement or any other similar restrictive covenant or proprietary information agreement to which Executive is a party with the Company or any of its affiliates. In the event Executive breaches the provisions of this Agreement, in addition to all other rights and remedies available to the Company under law or in equity, all continuing payments and benefits to which Executive may otherwise be entitled pursuant to Section 3 shall be immediately suspended. Executive hereby expressly acknowledges that the restrictive covenants contained in Section 5 are reasonable and necessary to protect the Company’s legitimate interests, that the Company would not have entered into this Agreement in the absence of such restrictive covenants, and that any violation of such restrictive covenants will result in irreparable harm to the Company.

(e) Exception. The parties acknowledge and agree that Executive currently holds certain interests in the assets and intellectual property related to the facebank.com website and its operations and certain interests in the assets and intellectual property related to the fubo.tv website and its operations. The ownership and operation of such assets and intellectual property is specifically permitted hereunder and shall not be deemed any breach or violation of any of the terms and conditions in this Agreement.

(f) Whistleblower Provision. Nothing herein shall be construed to prohibit Executive from communicating directly with, cooperating with, or providing information to, any government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice. Executive acknowledges that the Company has provided Executive with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (iii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the proprietary information to Executive’s attorney and use the proprietary information in the court proceeding, if Executive files any document containing the proprietary information under seal, and does not disclose the proprietary information, except pursuant to court order.

(g) Definitions. For purposes of this Section 5, the term “Company” means not only fuboTV, Inc., but also any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with fuboTV Inc.

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6. Release of Known and Unknown Claims By Executive.

(a) Release. In consideration of the agreements and promises set forth herein (except the Termination Benefits which shall serve as consideration for the release in Exhibit A) including the payments and benefits which Executive is eligible to receive under this Agreement, Executive, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and its parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, stockholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Executive is or has been a participant by virtue of his employment with or service to the Company or any affiliate (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive’s employment by or service to the Company or any affiliate, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; and the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.

Notwithstanding the generality of the foregoing, Executive does not release any claim which, by law, may not be released, including the following claims: (i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law; (ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company; (iii) Claims pursuant to the terms and conditions of the federal law known as COBRA; (iv) Claims for indemnity under the bylaws of the Company, as provided for by applicable law or under any applicable insurance policy with respect to Executive’s liability as an employee, director or officer of the Company; (v) Claims for Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or any other federal, state or local government agency claims of discrimination, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state or local government agency; provided, however, that Executive does release his right to secure any damages for alleged discriminatory treatment; (vi) Claims based on any right Executive may have to enforce the Company’s obligations under this Agreement; and (viii) Executive’s right to communicate or cooperate with any government agency.

(b) No Assignment or Transfer of Claims. Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Executive may have against the Company Releasees. Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Executive.

7. Indemnification. During the Employment Term, the Executive shall be entitled to indemnification and insurance coverage for directors and officers liability, fiduciary liability and other liabilities arising out of the Executive’s position with the Company in any capacity, in an amount not less than the highest amount available to any other senior level executive or member of the Board and to the full extent provided by or allowable under the Company’s certificate of incorporation or by-laws, and such coverage and protections, with respect to the various liabilities as to which the Executive has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the Employment Term. Any indemnification agreement entered into between the Company and the Executive shall continue in full force and effect in accordance with its terms following the termination of this Agreement.

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8. Entire Agreement; Modification. This Agreement and the other agreements referenced herein and therein, constitutes the entire agreement of the parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral, including the Prior Transition Agreement. This Agreement may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever. In the event of any conflict between any of the terms in this Agreement and the terms of any other agreement between Executive and the Company, the terms of this Agreement will control.

9. Survival. The covenants, agreements, representations and warranties contained in or made in this Agreement shall survive the Transition Date or any termination of this Agreement.

10. Third-Party Beneficiaries. Except as expressly set forth herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

11. Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

12. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by email, telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Executive at the address listed on the Company’s personnel records and to his counsel JSAdams@winston.com and to the Company at its principal place of business to the attention of the Company’s General Counsel, or such other address as either party may specify in writing.

13. Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

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14. Arbitration. To aid in the rapid and economical resolution of any disputes that may arise in the course of the employment relationship, Executive and the Company agree that any and all disputes, claims, or demands in any way arising out of or relating to the terms of this Agreement, Company equity held by Executive, Executive’s employment relationship with the Company, or the termination of Executive’s employment or service relationship with the Company, shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in New York, New York, conducted before a single neutral arbitrator selected and administered in accordance with the employment arbitration rules & procedures or then applicable equivalent rules of JAMS (the “JAMS Rules”) and the Federal Arbitration Act, 9 U.S.C. Sec. 1, et seq. A copy of the JAMS rules may be found on the JAMS website at www.jamsadr.com and will be provided to Executive by the Company upon request. BY AGREEING TO THIS ARBITRATION PROCEDURE, EXECUTIVE AND THE COMPANY WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTE, CLAIM OR DEMAND THROUGH A TRIAL BY JURY OR JUDGE OR BY ADMINISTRATIVE PROCEEDING IN ANY JURISDICTION. Executive will have the right to be represented by legal counsel at any arbitration proceeding, at Executive’s expense. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. To the extent that the JAMS Rules conflict with Delaware law, Delaware law shall take precedence. The parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. Nothing in this Agreement is intended to prevent either Executive or the Company from obtaining injunctive relief (or any other provisional remedy) in any court of competent jurisdiction pursuant to applicable law to prevent irreparable harm (including, without limitation, pending the conclusion of any arbitration). The Company shall pay the arbitrator’s fees, arbitration expenses and any other costs unique to the arbitration proceeding (recognizing that each side shall bear its own deposition, witness, expert and attorney’s fees and other expenses to the same extent as if the matter were being heard in court).

15. Governing Law and Venue. This Agreement will be governed by and construed in accordance with the laws of the United States of America and the State of Florida applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in New York, New York, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by Florida or New York law.

16. Non-transferability of Interest. Except as provided in this Section 15, no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. The Company may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Company or any of its affiliates, provided, that the Company shall require such successor or affiliate to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the term “Company” shall mean the Company and any successor to its business and/or assets or affiliate, which assumes and agrees to perform the duties and obligations of the Company under this Agreement by operation of law or otherwise, or to which Executive’s employment is transferred prior to the Transition Date. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors and administrators (including Executive’s estate, in the event of Executive’s death), and their respective permitted successors and assigns.

17. Counterparts; Facsimile or .pdf Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

18. Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word “person” shall include any corporation, firm, partnership or other form of association. The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

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19. Withholding and Other Deductions; Right to Seek Independent Advice. All compensation payable to Executive hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order. Executive acknowledges and agrees that neither the Company nor the Company’s counsel has provided any legal or tax advice to Executive and that Executive is free to, and is hereby advised to, consult with a legal or tax advisor of his choosing.

20. Section 409A.

(a) Executive’s termination of employment on the Transition Date will constitute Executive’s “separation from service” within the meaning of Code Section 409A, and the final regulations and any guidance promulgated thereunder (“Section 409A”). To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from, Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with such intention. For purposes of Section 409A of the Code, any right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(b) If Executive is a “specified employee” (as defined in Section 409A of the Code), as determined by the Company in accordance with Section 409A of the Code, on the Transition Date, to the extent that the payments or benefits under this Agreement are “non-qualified deferred compensation” subject to Section 409A of the Code and the delayed payment or distribution of all or any portion of such amounts to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred pursuant to this Section 19(b) shall be paid or distributed to Executive in a lump sum on the earlier of (i) the date that is six (6) months and one day following Executive’s Separation from Service, (ii) the date of Executive’s death, or (iii) the earliest date as is permitted under Section 409A of the Code. Any remaining payments due under this Agreement shall be paid as otherwise provided herein.

(c) With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits, to be provided in any other taxable year; provided, that this Section 19(c) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect and (iii) such payments shall be made on or before the last day of Executive’s taxable year following the taxable year in which the expense occurred.

(d) In the event that the amounts payable under this Agreement constitute “non-qualified deferred compensation” subject to Section 409A of the Code and the timing of the delivery of Executive’s Release could cause such amounts to be paid in one or another taxable year, then notwithstanding the payment timing set forth in such sections, such amounts shall not be payable until the later of (i) the payment date specified in such section or (ii) the first business day of the taxable year following the Transition Date.

(e) In no event whatsoever shall the Company be liable for any taxes, penalties or interest that may be imposed on Executive pursuant to Section 409A or under any other similar provision of state tax law, including but not limited to, damages for failing to comply with Section 409A and/or any other similar provision of state tax law.

21. RIGHT TO ADVICE OF COUNSEL. EXECUTIVE ACKNOWLEDGES THAT HE HAS THE RIGHT, AND IS ENCOURAGED, TO CONSULT WITH HIS LAWYER; BY HIS SIGNATURE BELOW, EXECUTIVE ACKNOWLEDGES THAT HE HAS CONSULTED, OR HAS ELECTED NOT TO CONSULT, WITH HIS LAWYER CONCERNING THIS AGREEMENT.

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THE UNDERSIGNED AGREE TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTERS INTO IT WITH THE INTENT TO BE BOUND THEREBY.

Dated:	12/31/21	/s/ Simone Nardi

Simone Nardi

Dated:	12/31/21	FUBOTV, INC.

		By:	/s/ Gina Sheldon
		Name:	Gina Sheldon
		Title:	Secretary

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EXHIBIT A

GENERAL RELEASE OF CLAIMS

This General Release of Claims (“Release”) is entered into as of this _____ day of ________, 2022, between Simone Nardi (“Executive”), and fuboTV Inc. (the “Company”) (collectively referred to herein as the “Parties”).

WHEREAS, Executive and the Company are parties to that certain Amended and Restated Employment Transition Agreement dated as of December 31, 2021 (the “Restated Transition Agreement”);

WHEREAS, the Parties agree that Executive is entitled to certain severance benefits under Section 3 of the Restated Transition Agreement (the “Termination Benefits”), subject to Executive’s execution of this Release;

WHEREAS, the Company and Executive now wish to fully and finally to resolve all matters between them; and

WHEREAS, defined terms used herein without definition shall have the meanings given to such terms in the Transition Agreement.

NOW, THEREFORE, in consideration of, and subject to, the severance benefits payable to Executive pursuant to the Transition Agreement, the adequacy of which is hereby acknowledged by Executive, and which Executive acknowledges that he would not otherwise be entitled to receive, Executive and the Company hereby agree as follows:

1. Release of Known and Unknown Claims By Executive.

(a) In exchange for the Termination Benefits set forth in Section 3 of the Transition Agreement, and in consideration of the further agreements and promises set forth herein, Executive, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and its parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, stockholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Executive is or has been a participant by virtue of his employment with or service to the Company or any affiliate (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive’s employment by or service to the Company or any affiliate or the termination thereof, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the “ADEA”); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; and the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.

Notwithstanding the generality of the foregoing, Executive does not release any claim which, by law, may not be released, including the following claims: (i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law; (ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company; (iii) Claims pursuant to the terms and conditions of the federal law known as COBRA; (iv) Claims for indemnity under the bylaws of the Company, as provided for by applicable law or under any applicable insurance policy with respect to Executive’s liability as an employee, director or officer of the Company; (v) Claims for Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or any other federal, state or local government agency claims of discrimination, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state or local government agency; provided, however, that Executive does release his right to secure any damages for alleged discriminatory treatment; (vi) Claims based on any right Executive may have to enforce the Company’s obligations under this Release or the Transition Agreement; and (viii) Executive’s right to communicate or cooperate with any government agency.

(b) Executive acknowledges that Executive is entitled to have twenty-one (21) days’ time in which to consider this Release after the delivery of such Release to him. Executive further acknowledges that the Company has advised him that he is waiving his rights under the ADEA, and that Executive should consult with an attorney of his choice before signing this Release, and Executive has had sufficient time to consider the terms of this Release. Executive represents and acknowledges that if Executive executes this Release before twenty-one (21) days have elapsed, Executive does so knowingly, voluntarily, and upon the advice and with the approval of Executive’s legal counsel (if any), and that Executive voluntarily waives any remaining consideration period.

(c) Executive understands that after executing this Release, Executive has the right to revoke it within seven (7) days after his execution of it. Executive understands that this Release will not become effective and enforceable unless the seven (7) day revocation period passes and Executive does not revoke this Release in writing. Executive understands that this Release may not be revoked after the seven (7) day revocation period has passed. Executive also understands that any revocation of this Release must be made in writing and delivered to Gina Sheldon, the General Counsel of the Company, within the seven (7) day period.

(d) Executive understands that this Release shall become effective, irrevocable, and binding upon Executive on the eighth (8th) day after his execution of it, so long as Executive has not revoked it within the time period and in the manner specified in clause (d) above.

(e) Executive further understands that Executive will not be given any Termination Benefits unless this Release is effective on or before the date that is thirty (30) days following the Transition Date.

(f) Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Executive may have against the Company Releasees. Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Executive.

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2. Additional Representations and Warranties By Executive. Executive represents that Executive has no pending complaints or charges against the Company Releasees, or any of them, with any state or federal court, or any local, state or federal agency, division, or department based on any event(s) occurring prior to the date Executive signs this Release. Executive further represents that Executive will not in the future, file, participate in, encourage, instigate or assist in the prosecution of any claims, complaints, charges or in any lawsuit by any party in any state or federal court against the Company Releasees, or any of them. unless such aid or assistance is ordered by a court or government agency or sought by compulsory legal process, claiming that the Company Releasees, or any of them, have violated any local, state or federal laws, statutes, ordinances or regulations based upon events occurring prior to the execution of this Release.

3. Continuing Obligations. Executive hereby expressly reaffirms his obligations under Section 5 of the Transition Agreement, and agrees that such obligations shall survive the Transition Date.

4. No Assignment. Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Executive may have against the Company Releasees. Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Executive. The Company may assign this Release to any successor to all or substantially all of its business and/or assets or any affiliate.

5. Severability. In the event any provision of this Release is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

6. Construction. The language in all parts of this Release shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Release or any part thereof.

7. Section Headings. The headings of the several sections in this Release are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

8. Governing Law and Venue. This Release will be governed by and construed in accordance with the laws of the United States of America and the State of Florida applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in New York, New York, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by Florida or New York law.

9. Entire Agreement; Modification. This Release, together with the Transition Agreement, Confidentiality Information Agreement, any indemnification agreement entered into between the Company and Executive, and the other agreements referenced herein and therein, constitutes the entire agreement of the Parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. This Release may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

10. Counterparts; Facsimile or .pdf Signatures. This Release may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Release may be executed and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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PLEASE READ CAREFULLY. THIS RELEASE CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

THE UNDERSIGNED AGREE TO THE TERMS OF THIS RELEASE AND VOLUNTARILY ENTERS INTO IT WITH THE INTENT TO BE BOUND THEREBY.

Dated:

Simone Nardi

Dated:	FUBOTV, INC.

By:
Name:
Title:

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Amendment No. 1

to

Amended and Restated Employment Transition Agreement

This Amendment No. 1 (“Amendment”) to the Transition Agreement (as defined below) is entered into by and between Simone Nardi (“Executive”) and fuboTV Inc. (the “Company”), effective as of February 7, 2022. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Transition Agreement.

WHEREAS, the Company and Executive previously entered into that certain Amended and Restated Employment Transition Agreement (the “Transition Agreement”), dated December 31, 2021, by and between fuboTV Inc. (the “Company”) and Simone Nardi (“Executive”); and

WHEREAS, the Company and Executive desire to amend the Transition Agreement to extend the exercise period for which the Executive may exercise his vested stock options until February 28, 2024 pursuant to, and subject to the terms of, the Transition Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1.	Section 3(a)(iii) of the Transition Agreement is hereby deleted in its entirety and replaced with the following:

“(A) Such number of Executive’s outstanding unvested stock options granted pursuant to the Award Agreement as is equal to (1) 53,125, plus (2) in the event the Transition Date occurs on or after January 1, 2022 but prior to February 28, 2022, such number of outstanding unvested stock options as would have vested during the period between the Transition Date and February 28, 2022 shall vest as of the Release Effective Date, and (B) notwithstanding (x) the “Termination Period” specified in the Award Agreement and (y) Section 6(f)(ii) of the Equity Plan, all of Executive’s vested stock options granted pursuant to the Award Agreement (including after giving effect to the acceleration in this clause (iii)) will be exercisable until February 28, 2024 and shall, pursuant to Section 5 of the Award Agreement, be exercisable, at Executive’s election, through cash, check, or a broker-assisted cashless exercise program. The Company represents that, effective as of the Transition Date, Executive shall cease to be covered by the Company’s insider trading policy and shall cease to be treated as an affiliate of the issuer when determining the application of securities law restrictions to Executive’s stock options or other equity in the Company. In addition, the Company agrees to use its reasonable best efforts to assist Executive in terminating his Rule 10b5-1 plans as soon as possible following the Transition Date and not later than March 31, 2022.”

2.	Except as expressly modified by this Amendment, all terms, conditions and provisions of the Transition Agreement shall continue in full force and effect. In the event of a conflict between the terms and conditions of the Transition Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

3.	This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Amendment may be executed and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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THE UNDERSIGNED AGREE TO THE TERMS OF THIS AMENDMENT AND

VOLUNTARILY ENTERS INTO IT WITH THE INTENT TO BE BOUND THEREBY.

Dated:	2/8/2022	/s/ Simone Nardi
Simone Nardi

Dated:	2/8/2022	FUBOTV INC.

		By:	/s/ Gina Sheldon
		Name:	Gina Sheldon
		Title:	Chief Legal Counsel

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